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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2004

PROVINCE HEALTHCARE COMPANY

(Exact Name of Registrant Specified in Its Charter)

Commission File Number 1-31320

Delaware	62-1710772
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

105 Westwood Place
Suite 400
Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 Other Events.

     Province Healthcare Company (the “Company”), is reissuing its consolidated financial statements as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, to include the reclassification of the financial information of Brim Healthcare, Inc., as a discontinued operation under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). SFAS No. 144 requires that previously issued financial statements presented for comparative purposes be reclassified, if material, to reflect the application of the provisions of SFAS No. 144. In accordance with SFAS No. 144, the Company has reclassified its financial information for the periods indicated above to present its discontinued operations. In so doing, the Company is updating “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A. Quantitative and Qualitative Disclosures About Market Risk,” and “Item 8. Financial Statements and Supplementary Data” of its Form 10-K for the fiscal year ended December 31, 2003. The foregoing items are attached as Exhibit 99.1 to this report. The other items of the Company’s Form 10-K for the fiscal year ended December 31, 2003 remain unchanged.

     The reclassification has no effect on the Company’s reported net income per common share. The reissued consolidated financial statements also include Note 16 for events subsequent to December 31, 2003.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     23.1 Consent of Independent Registered Public Accounting Firm

     99.1 Management’s Discussion and Analysis of Financial Condition and Results of Operations

     Quantitative and Qualitative Disclosures About Market Risk

     Consolidated Financial Statements of Province Healthcare Company and Subsidiaries:

Report of Ernst & Young LLP, Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2003 and 2002
Consolidated Statements of Income for the Years Ended December 31, 2003, 2002 and 2001
Consolidated Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2003, 2002 and 2001
Consolidated Statements of Cash Flows for the Years Ended December 31, 2003, 2002 and 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Province Healthcare Company

/s/ Steven R. Brumfield
Date: September 14, 2004
Steven R. Brumfield Vice President and Controller

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